Exhibit 99.2

FRIEDMAN INDUSTRIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the consolidated historical financial statements of Friedman Industries, Inc. (“Friedman”) and financial information related to certain assets acquired and liabilities assumed of Plateplus Inc. (“Plateplus”), after giving effect to the consummation of the transaction (the “Plateplus Acquisition”) and the related completion of the associated financing (the “April 2022 Financing”) (each as defined and described further below).

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Plateplus Acquisition have been prepared in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805") and reflect the preliminary allocation of the estimated consideration to the assets acquired and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information includes assumptions which are preliminary and may be revised, such as the valuation of certain assets as a result of the application of acquisition accounting in connection with the Plateplus Acquisition. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results or financial position that actually would have occurred or that may occur in the future had the Plateplus Acquisition and April 2022 Financing been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of Friedman after the Plateplus Acquisition and April 2022 Financing. Future results may vary significantly from the results reflected because of various factors, including those discussed in previous filings made by Friedman with the Securities and Exchange Commission. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Plateplus Acquisition or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the Plateplus Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) Friedman's audited historical condensed consolidated financial statements as of and for the year ended March 31, 2022, which have been filed with the Securities and Exchange Commission and (ii) the abbreviated financial statements of certain assets of Plateplus attached as Exhibit 99.1 of Friedman’s Form 8-K/A filed on August 5, 2022.

Plateplus Acquisition

On April 30, 2022, pursuant to an agreement dated April 26, 2022 (the "Asset Purchase Agreement") by and among Friedman and Plateplus, Friedman acquired the real estate, buildings, equipment, inventory, and other assets of Plateplus’ East Chicago, IN and Granite City, IL facilities and certain steel inventory at Plateplus’ Loudon, TN and Houston, TX facilities (the “Plateplus Acquisition”). Under the terms of the agreement, the Company acquired the assets and assumed certain trade payables for approximately $72.4 million in cash (inclusive of a proposed final net working capital adjustment) and 516,041 shares of the Company’s common stock. Fixed assets account for approximately $18.0 million of the purchase price with the remainder attributable primarily to steel inventory. The final purchase price is subject to the final agreed working capital adjustment consistent with the terms of the Asset Purchase Agreement. The shares issued to Plateplus in connection with the Plateplus Acquisition are subject to a six-month lock-up period during which period the shares will be subject to certain restrictions on transfer.

The Plateplus Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with Friedman representing the accounting acquirer under this guidance. The pro forma adjustments related to the Plateplus Acquisition are reflected as "Transaction Accounting Adjustments" herein.

April 2022 Financing

Friedman financed the cash consideration at closing through an approximate $64.0 million borrowing made (the “April 2022 Financing”) under an expansion of its existing $75.0 million asset-based lending facility provided by JPMorgan Chase Bank to $150.0 million via the execution of a Second Amendment (the “Amendment”) to that certain Amended and Restated Credit Agreement by and among Friedman, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, dated as of May 19, 2021 (the “A&R Credit Agreement”). The Amendment amends the A&R Credit Agreement in order to increase the asset-based revolving loans available thereunder from an aggregate principal amount of up to $75.0 million to an aggregate principal amount of up to $150.0 million (the “ABL Facility”). Subject to the conditions set forth in the A&R Credit Agreement (as amended by the Amendment), the ABL Facility may be increased by up to an aggregate of $25.0 million, in minimum increments of $5.0 million. Among other things, the Amendment also amends the borrowing base definition to increase the borrowing base credit attributable to accounts receivable from 85% of eligible accounts to 90% of eligible accounts. After funding the transaction, Friedman’s borrowed balance under the facility was $72.5 million.

The pro forma adjustments related to the April 2022 Financing are reflected as "Financing Transaction Accounting Adjustments" herein.

FRIEDMAN INDUSTRIES, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2022

The unaudited pro forma condensed consolidated balance sheet combines (i) the historical consolidated balance sheet of Friedman and (ii) financial information related to certain assets acquired and liabilities assumed by Friedman pursuant to the Plateplus Acquisition, and has been prepared assuming the Plateplus Acquisition and related April 2022 Financing occurred on March 31, 2022, and includes preliminary adjustments to reflect the events that are directly attributable to the Plateplus Acquisition and related April 2022 Financing and are factually supportable.

	Historical Friedman	Historical Value of Certain Assets Acquired and Liabilities Assumed from Plateplus (1)	Transaction Accounting Adjustments		Financing Transaction Accounting Adjustments		Total Pro Forma
CURRENT ASSETS:
Cash	$2,598,102	$-	$(63,778,427)	(b)	$63,802,485	(c)	$2,622,160
Accounts receivable, net of allowances	35,670,657	-	-		-		35,670,657
Inventories	67,946,122	68,609,069	2,787,068	(b)	-		139,342,259
Current portion of derivative assets	4,240,740	-	-		-		4,240,740
Other current assets	14,906,194	46,848	-		-		14,953,042
TOTAL CURRENT ASSETS	125,361,815	68,655,917	(60,991,359)		63,802,485		196,828,858
PROPERTY, PLANT AND EQUIPMENT:
Land	1,179,831	315,000	-		-		1,494,831
Buildings and yard improvements	8,581,676	10,171,810	(3,109,422)	(b)	-		15,644,064
Machinery and equipment	30,422,066	19,449,812	(8,866,373)	(b)	-		41,005,505
Construction in process	15,925,306	-	-		-		15,925,306
Less accumulated depreciation	(26,002,820)	(11,975,795)	11,975,795	(b)	-		(26,002,820)
	30,106,059	17,960,827	-		-		48,066,886
OTHER ASSETS:
Cash value of officers’ life insurance and other assets	270,416	-	1,134,475	(h)	238,271	(c)	1,643,162
Goodwill	-	-	1,432,016	(b)	-		1,432,016
Deferred income tax asset	2,133,295	-	97,925	(e)	8,106	(e)	2,354,033
			114,707	(f)
Income taxes recoverable	1,403,485	-	861,820	(e)	353,725	(e)	5,350,812
			2,731,782	(f)
TOTAL ASSETS	$159,275,070	$86,616,744	$(54,618,634)		$64,402,587		$255,675,767

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$44,803,602	$13,719,778	$983,342	(a)	$-		$68,101,212
			8,553,923	(b)
			40,567	(h)
Dividends payable	137,120	-	-		-		137,120
Contribution to retirement plan	250,000	-	-		-		250,000
Employee compensation and related expenses	1,085,676	-	-		-		1,085,676
Current portion of financing lease	104,689	-	-		-		104,689
Current portion of derivative liability	14,429,520	-	-		-		14,429,520
TOTAL CURRENT LIABILITIES	60,810,607	13,719,778	9,577,832		-		84,108,217

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS	119,591	-	-		-		119,591
OTHER NON-CURRENT LIABILITIES	221,767	-	1,093,908	(h)	-		1,315,675
ASSET BASED LENDING FACILITY	18,436,457	-	-		64,040,756	(c)	82,477,213
TOTAL LIABILITIES	79,588,422	13,719,778	10,671,739		64,040,756		168,020,696
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	8,344,975	-	516,041	(c)	-		8,861,016
Additional paid-in capital	30,442,361	-	4,267,659	(c)	-		34,710,020
Accumulated other comprehensive loss	(10,268,509)	-	-		-		(10,268,509)
Treasury stock at cost	(7,741,197)	-	-		-		(7,741,197)
Retained earnings	58,909,018	(14,684,840)	(983,342)	(a)	361,831	(e)	62,093,741
			14,684,840	(b)
			959,745	(e)
			2,846,489	(f)
Historical implied equity/net assets acquired	-	87,581,805	(87,581,805)	(b)	-		-
TOTAL STOCKHOLDERS’ EQUITY	79,686,648	72,896,966	(65,290,374)		361,831		87,655,071
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$159,275,070	$86,616,744	$(54,618,634)		$64,402,587		$255,675,767

(1)

Includes acquired assets and assumed liabilities related to the real estate, buildings, equipment, inventory, and other assets of Plateplus’ East Chicago, IN and Granite City, IL facilities and certain steel inventory at Plateplus’ Loudon, TN and Houston, TX facilities.

FRIEDMAN INDUSTRIES, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended March 31, 2022

The unaudited pro forma condensed consolidated statement of operations combines (i) the historical consolidated statement of operations of the Company and (ii) revenue and expenses related to certain assets acquired and liabilities assumed of Plateplus and has also been adjusted to give effect to pro forma events assuming the Plateplus Acquisition and related April 2022 Financing closed on April 1, 2021.

	Historical Friedman Industries, Inc	Historical Revenue and Expenses of Assets Acquired and Liabilities Assumed from Plateplus (1)	Transaction Accounting Adjustments		Financing Transaction Accounting Adjustments		Total Pro Forma

Net sales	$285,234,752	$248,886,546	$-		$-		$534,121,298
Costs and expenses:
Cost of products sold	244,247,474	257,283,474	2,787,068	(b)	-		504,318,016
Selling, general and administrative	12,467,366	2,251,246	745,071	(a)	-		15,463,683
Loss on long-lived asset impairments and retirements	-	4,036,666	-		-		4,036,666
Interest expense	255,320	-	-		1,659,742	(d)	1,915,062
	256,970,160	263,571,386	3,532,139		1,659,742		525,733,427
EARNINGS (LOSS) FROM OPERATIONS	28,264,592	(14,684,840)	(3,532,139)		(1,659,742)		8,387,871
Other income (loss)	(9,934,034)	-	-		-		(9,934,034)
EARNINGS (LOSS) BEFORE INCOME TAXES	18,330,558	(14,684,840)	(3,532,139)		(1,659,742)		(1,546,163)
Provision for (benefit from) income taxes:
Current	4,825,975	-	(861,820)	(e)	(353,725)	(e)	585,780
			(3,024,650)	(f)
Deferred	(561,739)	-	(97,925)	(e)	(8,106)	(e)	(489,609)
			178,161	(f)
	4,264,236	-	(3,806,234)		(361,831)		96,171
NET EARNINGS (LOSS)	$14,066,322	$(14,684,840)	$274,095		$(1,297,911)		$(1,642,334)
Weighted average number of common shares outstanding:
Basic and diluted	6,623,769	-	516,041	(g)	-		7,139,810
Net earnings (loss) per share:
Basic and diluted	2.04	-	-		-		(0.23)

(1)

Includes revenue and expenses related to the acquired assets and assumed liabilities of the real estate, buildings, equipment, inventory, and other assets of Plateplus’ East Chicago, IN and Granite City, IL facilities.

FRIEDMAN INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

March 31, 2022

Pro Forma Adjustments

(a)

Represents the accrual of additional transaction costs incurred by Friedman and Plateplus subsequent to March 31, 2022, including $238,271 of deferred financing costs that will be amortized over the term of the related debt on a straight-line basis. The remaining transaction costs of $141,041 are included in the historical income statement of the Company for the year ended March 31, 2022. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

(b)

Represents the application of acquisition accounting in connection with the Plateplus Acquisition. For purposes of these unaudited condensed proforma consolidated financial statements, it has been assumed that, with the exception of the preliminary fair value adjustments reflected in the table below and the accounting policy adjustments discussed at footnote (g), the historical cost bases of Plateplus’ existing assets and liabilities approximate their fair value. The details of the preliminary acquisition accounting are set forth below:

Initial cash consideration	$63,778,427
Estimated net working capital adjustment (1)	8,553,923
Issuance of Friedman common stock (2)	4,783,700
Total purchase price	$77,116,050
Net book value of net assets acquired (historical implied equity of Plateplus)	72,896,966
Preliminary fair value adjustments to existing Plateplus carrying values:
Inventory (3)	2,787,068
Total fair value adjustments	2,787,068
Estimated incremental increase to goodwill	$1,432,016

(1)

Represents the estimated final net working capital adjustment for the difference between the actual working capital as of April 30, 2022 and the Estimated Closing Working Capital as defined in the Asset Purchase Agreement. Working capital adjustments are subject to certain customary adjustments and finalization.

(2)	Represents the fair value of 516,041 Friedman common shares issued to Plateplus at the April 29, 2022 closing price per share of $9.27.

(3)

Represents the preliminary estimate of the fair value adjustment to Plateplus' finished goods and raw materials inventory. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs, factoring in any potential obsolescence, and a normal profit margin on those manufacturing and selling efforts. The pro forma condensed consolidated statement of operations is also adjusted to increase cost of products sold by the same amount as the inventory that is expected to be sold within one year of the acquisition date.

The final allocation of the purchase price will be based upon appraisals and may differ from the preliminary allocation reflected herein. Finalization of the valuation process may lead to changes in property, plant and equipment, inventories, goodwill, incomes taxes and other valuation-related items such as out-of-market contracts, including contracts that impact Plateplus' operating expenses. To the extent that additional consideration is allocated to assets with finite lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in lower earnings from operations.

In addition to the foregoing, as a result of the application of acquisition accounting, Plateplus’ (i) property, plant and equipment was adjusted to reflect each asset at its net value and (ii) historical equity was eliminated.

(c)

Represents consideration used to effect the Plateplus Acquisition, comprising (i) proceeds from the borrowing made under the Company's amended revolving credit facility of $64,040,756 (and related deferred financing costs of $238,271), of which 63,778,427 was used to pay cash consideration to Plateplus, and (ii) the issuance of 516,041 shares of Friedman common stock to Plateplus worth $4,783,700.

(d)	Represents the assumed net increase in interest expense resulting from the borrowing made under the ABL Facility in connection with the Plateplus Acquisition:

Year Ended March 31, 2022
Increase in interest expense (1)	$1,601,019
Increase associated with amortization of deferred financing costs incurred (2)	58,723
Total adjustment	$1,659,742

(1)

Interest expense on floating rate borrowings made under the ABL Facility accrues at the greater of the Prime Rate (as defined in the agreement) or 2.50% minus a 1.00% spread. The pro forma adjustment to reflect interest expense on the borrowing made under the ABL Facility is based on an interest rate of 2.50% at March 31, 2022 and assumes there are no changes in interest rate or additional amounts drawn. A 0.125% change to the annual interest rate would change interest expense by approximately $80,000 for the year ended March 31, 2022.

(2)	Deferred financing costs are amortized over the term of the related debt on a straight-line basis, which approximates the effective interest method.

(e)	Represents the income tax impacts of pro forma adjustments using the estimated deferred tax rate of the combined entity of 25.5%

(f)	Represents the income tax impacts of the combined profits and losses of Friedman and Plateplus

(g)

The pro forma basic and diluted weighted average share outstanding are a combination of the historic weighted average shares outstanding of Friedman and the issuance of 516,041 shares in connection with the Plateplus Acquisition, assuming the shares were outstanding since April 1, 2021 and remained outstanding for the entire period presented.

(h)

Represents the adjustments to reflect the estimated right-of-use asset and lease liability resulting from the alignment of Plateplus’ accounting policy to that of Friedman. As of the date of the Plateplus Acquisition, Plateplus had not yet adopted ASU No. 2016-02, Leases (Topic 842) ("ASC 842"), whereas Friedman adopted ASC 842 during the Company’s fiscal year-ended April 1, 2019. For purposes of the unaudited condensed consolidated balance sheet as of March 31, 2022, the adjustments to (i) cash value of officers’ life insurance and other assets in the amount of $1,134,475 (ii) accounts payable and accrued expenses in the amount of $40,567 and (iii) other non-current liabilities in the amount of $1,093,908 reflect the estimated impact as if Plateplus adopted the standard as of March 31, 2022. The Company concluded that the impact to the unaudited pro forma condensed consolidated statement of operations was immaterial.

As of the date of this filing, the Company is unaware of any other differences in accounting policies that would have a material impact on the pro forma financial information. The Company is in the process of conducting a further review of Plateplus' accounting policies to determine if there are any additional material differences that may require adjustments to Plateplus' assets, liabilities, revenues or expenses to conform to Friedman’s accounting policies. As a result of that review, the Company may identify further differences between the accounting policies of Plateplus and Friedman that when conformed, could have a material impact on the pro forma financial information.